UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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INOTEK PHARMACEUTICALS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 6, 2016

Dear Inotek Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Inotek Pharmaceuticals Corporation, which will be held on June 23, 2016, at 8:30 a.m., Eastern Time, at The Westin Waltham Boston, 70 Third Avenue, Waltham, MA 02451.

The attached Notice of the Annual Meeting of Stockholders and proxy statement describe the formal business that we will transact at the Annual Meeting. At this year’s Annual Meeting, our stockholders will be asked to consider and act upon the following matters: (1) to elect the three nominees for Class II director who are named in the accompanying proxy statement; (2) to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and (3) to transact any other business that properly comes before the Annual Meeting or any adjournments and postponements thereof.

The Board of Directors of Inotek Pharmaceuticals Corporation (the “Board”) has determined that an affirmative vote on each matter that calls for an affirmative vote is in the best interest of Inotek Pharmaceuticals Corporation and its stockholders and unanimously recommends a vote “FOR” all such matters considered at the Annual Meeting.

Please promptly complete, sign and return the enclosed proxy card by mail or submit your voting instructions by Internet, whether or not you plan to attend the Annual Meeting.

Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you cannot attend.

On behalf of the Board and the employees of Inotek Pharmaceuticals Corporation, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely yours,

David P. Southwell

President, Chief Executive Officer and Director

INOTEK PHARMACEUTICALS CORPORATION

91 Hartwell Avenue

Lexington, MA 02421

(781) 676-2100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE	June 23, 2016

TIME	8:30 a.m.

PLACE	The Westin Waltham Boston, 70 Third Avenue, Waltham, MA 02451

ITEMS OF BUSINESS

(1)	Election of the Class II directors nominated by the Board named in the attached proxy statement as directors to serve on the Board for a three-year term and until his successor has been duly elected and qualified, or until his earlier resignation or removal;

(2)	Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

(3)	Consideration of any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE

The record date for the Annual Meeting is April 28, 2016. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.

PROXY VOTING

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please submit the enclosed proxy or voting instructions by mail, telephone or Internet. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors

Dale Ritter

Vice President—Finance, Secretary and Treasurer

Lexington, Massachusetts

May 6, 2016

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD June 23, 2016

EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2020; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission (the “SEC”).

As used in this proxy statement, the “Company,” “we,” “us” and “our” refer to Inotek Pharmaceuticals Corporation.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

When and where is our Annual Meeting?

We will hold our Annual Meeting on June 23, 2016 at 8:30 a.m. local time, at The Westin Waltham Boston, 70 Third Avenue, Waltham, MA 02451. The term “Annual Meeting,” as used in this proxy statement, includes any adjournment or postponement of such meeting.

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board is soliciting your proxy to vote at the 2016 Annual Meeting. This proxy statement and proxy card is being mailed to stockholders on or about May 6, 2016.

Who can vote at the Annual Meeting?

Only stockholders of record as of the close of business on April 28, 2016, will be entitled to vote at the Annual Meeting. On this date, there were 24,423,394 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 28, 2016, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card by mail or vote by proxy over the telephone or the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 28, 2016, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of our outstanding shares entitled to vote at the Annual Meeting are present at the Annual Meeting in person or represented by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting or vote by proxy over the telephone or the Internet as instructed below. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

What am I voting on and how many votes are needed to approve each proposal?

Proposal 1: Election of Directors. The directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of the directors. Plurality means that the individuals who receive the largest number of “FOR” votes cast are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Accordingly, the three nominees receiving the most “FOR” votes will be elected as directors. If you “withhold” your vote with respect to one or more of the nominees, your shares will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, will require “FOR” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal.

Abstentions and “broker non-votes” will not be counted as votes cast and will have no effect on the voting on the proposals referenced above.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-discretionary.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee may vote the shares with respect to matters that are considered to be “discretionary,” but may not vote the shares with respect to “non-discretionary” matters. The election of the directors (Proposal 1) is considered “non-discretionary” under applicable rules. The ratification of the appointment of our independent registered public accounting firm (Proposal 2) is a matter considered “discretionary” under applicable rules.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 28, 2016.

What does it mean if I receive more than one proxy card?

You may receive more than one proxy card if your shares are registered in more than one name or are registered in different accounts. Please vote in the manner described below under “How do I vote?” for each proxy card to ensure that all of your shares are voted.

How does the Board recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this proxy statement. The Board recommends a vote:

•	“FOR” the election of the nominees to the Board; and

•	“FOR” the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

With respect to any other matter that properly comes before the Annual Meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion in the best interest of the Company and its stockholders. As of the date of this proxy statement, the Board had no knowledge of any business other than that described herein that would be presented for consideration at the Annual Meeting.

How do I vote?

You may vote (1) “FOR ALL,” to vote for all three nominees to the Board; (2) “WITHHOLD ALL,” to withhold your vote from all three nominees to the Board, or (3) “VOTE FOR ALL EXCEPT” to withhold authority to vote for any individual nominee(s). For the other matter to be voted on, you may vote “FOR” or “AGAINST,” or you may “ABSTAIN” from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may (a) vote in person at the Annual Meeting or (b) vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card by mail or vote by proxy over the telephone or the Internet as instructed below to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy, as described under “May I change my vote after submitting my proxy card?” below.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote by proxy, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, the designated proxy holders will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and account number from the enclosed proxy card. Your vote must be received by 11:59 P.M., Eastern Time on June 22, 2016, to be counted.

•	To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and account number from the enclosed proxy card. Your vote must be received by 11:59 P.M., Eastern Time on June 22, 2016, to be counted.

If you sign the proxy card but do not make specific choices, your proxy will vote your shares “FOR” the three nominees to the Board and “FOR” the ratification of RSM US LLP as our independent registered public accounting firm.

If any other matter is presented, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion in the best interest of the Company and its stockholders. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than that listed in the Notice of Annual Meeting of Stockholders.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

May I change my vote after submitting my proxy card?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of the following four ways:

•	send a timely written revocation of the proxy to our Secretary;

•	submit a signed proxy card bearing a later date;

•	enter a new vote over the Internet or by telephone; or

•	attend and vote in person at the Annual Meeting.

If your shares are not registered in your own name, you will need the appropriate documentation from the stockholder of record to vote personally at the Annual Meeting. If your shares are held by your broker, bank or another party as a nominee or agent, you should follow the instructions provided by such party. Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.

Who will bear the expense of soliciting proxies?

We will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by solicitation by telephone, via the Internet or in person by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

How can I find the voting results from the Annual Meeting?

Preliminary voting results will be announced at our Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file no later than four business days after the Annual Meeting. If final voting results are not available by the time we file the Form 8-K, we will disclose the preliminary results in the Form 8-K and, within four business days after the final voting results are known to us, file an amended Form 8-K to disclose the final voting results.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently comprises of nine directors. Our amended and restated certificate of incorporation provides for a classified Board consisting of three classes of directors, each of which shall consist, as nearly as may be possible, of one-third of the total number of directors. Currently, two classes consist of two directors and one class consists of five directors. Each class serves a staggered three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. The terms of our Class II directors, Carsten Boess, J. Martin Carroll, Ittai Harel, Gary M. Phillips, M.D. and Martin Vogelbaum, will expire at the Annual Meeting, and the terms of our Class I directors and Class III directors will expire at the annual meeting of stockholders to be held in 2018 and 2017, respectively. Upon the recommendation of the nominating and corporate governance committee, our Board has nominated Carsten Boess, J. Martin Carroll and Gary M. Phillips, M.D. for re-election as Class II directors at the Annual Meeting. Ittai Harel and Martin Vogelbaum’s terms expire at the Annual Meeting. In addition, A.N. “Jerry” Karabelas, Ph.D. tendered his resignation from the Board as of the conclusion of the Annual Meeting and his resignation will become effective on June 23, 2016. As a result, immediately following the Annual Meeting, our Board will comprise of six directors. Proxies cannot be voted for a greater number of individuals than the number of nominees.

There are no arrangements or understanding between any director, or nominee for directorship, pursuant to which such director or nominee was selected as a director or nominee. We know of no reason why any of the nominees may be unable to serve as a director. If any of the nominees are unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason any of the nominees prove unable or unwilling to stand for election, the Board will nominate alternate(s) or reduce the size of the Board to eliminate the vacancy.

Nominees for Election as Directors

Set forth below are the names, ages as of May 6, 2016, principal occupations, and business experience, as well as their prior service on the Board, if any, for the nominees for election as directors at the Annual Meeting. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years. If the nominees listed below are elected, each will hold office until the annual meeting of stockholders to be held in 2019 and until his successor has been duly elected and qualified, subject to their earlier resignation or removal.

Name	Age	Position(s) Held	Director Since
Carsten Boess	49	Director	2016
J. Martin Carroll	66	Director	2016
Gary M. Phillips, M.D.	50	Director	2015

Carsten Boess has served as one of our directors since January 2016. He is currently the Chief Business Officer at Kiniksa Pharmaceuticals, a privately held biotechnology company. He previously served as Senior Vice President and Chief Financial Officer at Synageva Biopharma Corporation from 2011 until the company’s acquisition by Alexion Pharmaceuticals in 2015. Prior to his role at Synageva, Mr. Boess served in multiple roles with increasing responsibility for Insulet Corporation, including Chief Financial Officer from 2006 to 2009 and Vice President of International Operations from 2009 to 2011. Prior to that, Mr. Boess served as Executive Vice President of Finance for Serono Inc. from 2005 to 2006. In addition, he was a member of the Geneva based World Wide Executive Finance Management Team while at Serono. Mr. Boess was also Chief Financial Officer at Alexion Pharmaceuticals, and was a finance executive at Novozymes of North America and Novo Nordisk in France, Switzerland and China. Mr. Boess received a Bachelor’s degree and Master’s degree in Economics and Finance, specializing in Accounting and Finance from the University of Odense, Denmark. We believe that Mr. Boess’ qualifications to sit on our Board include his experience working with biopharmaceutical companies and his business experience as a finance executive.

J. Martin Carroll has served as one of our directors since April 2016. He has served as a member of the board of directors at Catalent, Inc. and TherapeuticsMD, Inc. since 2015, and Mallinckrodt Pharmaceuticals since 2013. He has previously served on the boards of directors of Accredo Health Group, Inc. and Durata Therapeutics, Inc. In 2012, Mr. Carroll held a position leading corporate strategy and development for Boehringer Ingelheim GmBH in Ingelheim, Germany. From 2002 to 2011, he was President and CEO of US Businesses for Boehringer Ingelheim Corporation. From 1976 to 2001, Mr. Carroll held various positions at Merck & Company, Inc., including Executive Vice President—Customer Marketing and Sales. From 1972 to 1976, Mr. Carroll served in the United States Air Force. Mr. Carroll received his Bachelor degree from College of the Holy Cross and his MBA from Babson College. His qualifications to serve on our Board include his significant experience in leadership positions at pharmaceutical companies.

Gary M. Phillips, M.D. has served as one of our directors since October 2015. From October 2013 and to the present, Dr. Phillips has been Senior Vice President, Chief Strategy Officer at Mallinckrodt Pharmaceuticals plc. He was also Senior Vice President and President of Autoimmune and Rare Diseases at Mallinckrodt from August to January 2015. Dr. Phillips was Head of Global Health & Healthcare Industries at the World Economic Forum in Geneva from January 2012 to September 2013. He was President of Reckitt Benckiser Pharmaceuticals, Inc. (now Indivior) from 2011 to 2012. He served as President of U.S. Surgical and Pharmaceuticals at Bausch & Lomb from 2002 to 2008. Dr. Phillips has also held executive roles at Merck Serono SA (a division of Merck KGaA) from 2008 to 2011, Novartis Corporation from 2000 to 2002, and Wyeth Pharmaceuticals, Inc. (now Pfizer, Inc.) from 1999 to 2000. Dr. Phillips was a healthcare strategy managing consultant at Towers Perrin (now Towers Watson & Co) from 1997 to 1999, and practiced as a general medicine clinician/officer in the US Navy, from which he was honorably discharged as a lieutenant commander. Dr. Phillips was educated at the University of Pennsylvania, where he received an M.D. (Alpha Omega Alpha) from the School of Medicine, an MBA from the Wharton School, and B.A. (summa cum laude, Phi Beta Kappa) in biochemistry with distinction from the School of Arts and Sciences. He completed postgraduate medical education at United States Naval Medical Center and maintains an active medical license. Currently, he serves on the boards of directors of Aldeyra Therapeutics, Envisia Therapeutics, and Rheon Medical SA. We believe that Dr. Phillips’ qualifications to sit on our Board include his experience working in leadership roles at pharmaceutical companies.

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of the directors. The nominees receiving the highest number of “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any of the nominees become unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” THE NOMINEES SET FORTH ABOVE.

Directors Continuing in Office

Set forth below are the names, ages as of May 6, 2016, principal occupations, and business experience, as well as their prior service on the Board, for the remaining members of our Board whose terms continue beyond the Annual Meeting. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Name	Age	Term Expires	Position(s) Held	Director Since
Paul G. Howes	61	2017	Director	2008
David P. Southwell	55	2018	President, Chief Executive Officer and Director	2014
Richard N. Spivey, PharmD, PhD	66	2018	Director	2015

Paul G. Howes has served as one of our directors since September 2008. From January 2016 to present, Mr. Howes has been President of ThromboGenics Inc. Mr. Howes also served as our President and Chief Executive Officer from September 2008 to May 2013. Prior to his time with us, Mr. Howes served as President of the Americas Region of Bausch + Lomb Incorporated, which is now owned by Valeant Pharmaceuticals International, Inc., from July 2003 to February 2007. Prior to this time, Mr. Howes served in a variety of senior roles at Merck & Co., Inc. for sixteen years. Since May 2013, Mr. Howes has served as a member of the board of directors of various companies including: since May 2013, Kish Bancorp and Kish Bank, a financial conglomerate parent company and its community bank subsidiary; since November 2008, Prevent Blindness America, a vision-related charity for which Mr. Howes has served as Chairman since November 2013; since August 2014, ThromboGenics NV and ThromboGenics Inc., a global integrated biopharmaceutical company and its U.S.-based operating subsidiary. Mr. Howes received an A.B. from Harvard University and an M.B.A. from York University. We believe that Mr. Howes’ qualifications to sit on our Board include the intimate knowledge of our operations he developed as our President and Chief Executive Officer, his experience working with a public biopharmaceutical company and his executive leadership, managerial and business experience.

David P. Southwell has served as our President and Chief Executive Officer since July 2014, and as one of our directors since August 2014. Mr. Southwell received a B.A. from Rice University and an M.B.A. from Dartmouth College. From March 2010 to October 2012, Mr. Southwell served as Executive Vice President, Chief Financial Officer of Human Genome Sciences, Inc., which is owned by GlaxoSmithKline plc. Prior to his time at Human Genome Sciences, Inc., Mr. Southwell served as Executive Vice President and Chief Financial Officer of Sepracor Inc. from July 1994 to July 2008. Mr. Southwell has also served on the board of directors of PTC Therapeutics Inc. since December 2005 and THL Credit, Inc. since June 2007. We believe that Mr. Southwell’s qualifications to sit on our Board include his broad experience serving on the boards of directors of public companies, his specific experience with public therapeutics companies and his executive leadership, managerial and business experience.

Richard N. Spivey, PharmD, PhD has served as one of our directors since July 2015. Dr. Spivey currently serves as a scientific advisor to the pharmaceutical industry and as a member of the Board of Councilors, University of Southern California, and School of Pharmacy. From 2010 to 2015, he was the Senior Vice President, Global Regulatory Affairs at Allergan, plc. From 2002 to 2010, Dr. Spivey served various roles at Meda AB (previously MedPointe Inc.), most recently as the Chief Scientific Officer (Head of R&D). Dr. Spivey has also held positions at Pharmacia Corporation (now Pfizer Inc.), Schering-Plough Corporation (now Merck & Co.), Parke-Davis Pharmaceutical Research Division, and Boots Pharmaceuticals, Inc. Dr. Spivey received his PharmD from the University of Southern California and his PhD from the College of Pharmacy, University of Minnesota. We believe that Dr. Spivey’s qualifications to sit on our Board include his distinguished background in drug development and regulatory affairs spanning thirty-years of experience working at leading pharmaceutical companies.

Information about Our Executive Officers

The following table identifies our executive officers and sets forth their current position(s) and their ages as of May 6, 2016.

Name	Age	Position(s) Held
David P. Southwell	55	President, Chief Executive Officer and Director
Rudolf Baumgartner, M.D.	56	Executive Vice President and Chief Medical Officer
William K. McVicar, Ph.D.	58	Executive Vice President and Chief Scientific Officer
Dale Ritter	65	Vice President-Finance, Treasurer and Secretary

You should refer to “Directors Continuing in Office” above for information about our President and Chief Executive Officer, David P. Southwell. Biographical information for our other executive officers, as of May 6, 2016, is set forth below.

Rudolf Baumgartner, M.D. has served as our Executive Vice President and Chief Medical Officer since June 2007. Dr. Baumgartner received a B.S. and an M.D. from Pennsylvania State University and completed post-doctoral training at the University of Michigan, Johns Hopkins University and the National Institutes of Health.

William K. McVicar, Ph.D. joined us in September 2007 as Executive Vice President, Pharmaceutical Development and has served as our Executive Vice President and Chief Scientific Officer since January 2009. Dr. McVicar also served as our interim President from May 2013 until August 2014. Dr. McVicar received a B.S. from the State University of New York College at Oneonta and a Ph.D. in Chemistry from the University of Vermont.

Dale Ritter joined us as a financial consultant in June 2014 and has served as our Vice President—Finance and Principal Financial and Accounting Officer, Treasurer and Secretary since August 2014. From May 2011 to November 2013, Mr. Ritter served in various roles at Coronado Biosciences, Inc., most recently as Senior Vice President, Finance and Chief Accounting Officer. From January 2011 to May 2011, Mr. Ritter served as an Independent Financial Consultant and from 1994 to 2009 Mr. Ritter served in various roles and most recently as Senior Vice President and Chief Accounting Officer at Indevus Pharmaceuticals, Inc. Mr. Ritter received a B.A. from Syracuse University and an M.B.A. from Babson College.

Information about the Board and Corporate Governance

Board of Directors

The Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of the Company. Our executive officers and management oversee the day-to-day operations. Our directors fulfill their duties and responsibilities by attending meetings of the Board, which are held from time to time.

The Board held nine meetings during the year ended December 31, 2015. Each incumbent director attended at least 75% of the total of (i) the meetings of the Board held during the period for which he or she has been a director and (ii) the meetings of the committee(s) on which that director served during such period. All seven directors attended our 2015 annual meeting of stockholders. It is our policy to encourage our directors to attend the Annual Meeting.

Board of Directors Independence

Under the listing requirements and rules of the NASDAQ Global Market (“NASDAQ”), independent directors must compose a majority of a listed company’s board of directors. In addition, applicable NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent within the meaning of applicable NASDAQ rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Our Board has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. As a result of this review, our Board determined that all members of the Board, except Messrs. Howes and Southwell qualify as “independent” directors within the meaning of the NASDAQ rules. As required under applicable NASDAQ rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Dr. A.N. “Jerry” Karabelas is the current chairperson of our Board and is also an independent director and, as such, he is authorized to call an executive session for our independent directors. The purpose of these executive sessions is to promote open and candid discussion among the non-employee directors. J. Martin Carroll, who is also an independent director, was elected to become chairperson of our Board effective upon Dr. Karabelas’ resignation as of the conclusion of the Annual Meeting.

Committees of the Board

The Board has three committees: an audit committee, a compensation committee and a nominating and corporate governance committee. During the year ended December 31, 2015, our audit committee held five meetings, our compensation committee held three meetings, and our nominating and corporate governance committee did not hold any meetings; rather the nominating and corporate governance committee approved resolutions via unanimous written consent. Continuing directors and our nominees for election as director are required to attend the annual meeting of stockholders, barring significant commitments or special circumstances, and are also required to participate in our committee meetings. The following table provides membership information for each committee:

Name	Audit		Nominating and Corporate Governance		Compensation
Carsten Boess**	X	*
Ittai Harel	X		X	*	X
Gary M. Phillips, M.D.					X
Richard N. Spivey, PharmD, PhD			X
Martin Vogelbaum	X				X	*

*	Committee Chairman
**	Financial Expert

Audit Committee

The members of our audit committee include Mr. Carsten Boess, Mr. Ittai Harel and Mr. Martin Vogelbaum. Mr. Boess serves as chair of the audit committee. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ and which is available on our website at www.inotekpharma.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Our Board has determined that Mr. Boess, Mr. Harel and Mr. Vogelbaum are independent as independence is currently defined in Rule 5605 of the NASDAQ listing standards and Rule 10A-3 under the Exchange Act. In addition, our Board has determined that each member of the audit committee is financially literate and that Mr. Boess qualifies as an “audit committee financial expert” as defined in applicable SEC rules. In making this determination, our Board has considered the formal education and nature and scope of their previous experience, coupled with past and present service on various audit committees. The responsibilities of our audit committee include, among other things:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt, retention and treatment of complaints received regarding ethics-related issues or potential violations of our code of business conduct and ethics and accounting and auditing-related complaints and concerns;

•	recommending, based upon the audit committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases.

AUDIT COMMITTEE REPORT(1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015, with management and our independent registered public accounting firm, RSM US LLP. The Audit Committee has discussed with RSM US LLP the matters required by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has also received the written disclosures and the letter from RSM US LLP required by applicable requirements of the PCAOB regarding RSM US LLP’s communication with the Audit Committee concerning independence, and has discussed with RSM US LLP the firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.

Inotek Pharmaceuticals Corporation

Audit Committee

Carsten Boess, Chairperson

Ittai Harel

Martin Vogelbaum

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under either the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Mr. Ittai Harel and Richard N. Spivey, PharmD, PhD. Mr. Harel serves as chairperson of the nominating and corporate governance committee. Our Board has determined that all members of our nominating and corporate governance committee are independent as independence is currently defined in Section 5605 of the NASDAQ listing standards. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of NASDAQ and which is available on our website at www.inotekpharma.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

The responsibilities of our nominating and corporate governance committee include, among other things:

•	developing and recommending to the Board criteria for board and committee membership;

•	establishing procedures for identifying and evaluating Board candidates, including nominees recommended by stockholders;

•	identifying individuals qualified to become members of the Board;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	developing and recommending to the Board a set of corporate governance guidelines; and

•	overseeing the evaluation of the Board and management.

The nominating and corporate governance committee periodically determines the qualifications, qualities, skills and other expertise required to be a director and develops, subject to approval by the full Board, criteria to be considered in selecting nominees for director. Among other things, the nominating and corporate governance committee considers whether the Board reflects the balance of knowledge, experience, skills, expertise, integrity, ability to make analytical inquiries, and diversity as a whole that the committee deems appropriate. The nominating and corporate governance committee has not adopted a policy regarding the consideration of diversity in identifying director nominees. The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the Board. The nominating and corporate governance committee may use outside consultants to assist in identifying or evaluating candidates. The nominating and corporate governance committee hired CT Partners Executive Search Inc. in April, 2015 to identify or evaluate or assist in identifying or evaluating potential nominees. The nominating and corporate governance committee transitioned this work to Odgers Berndston Group in June, 2015. Final approval of director candidates is determined by the full Board.

The nominating and corporate governance committee will consider qualified nominations for directors recommended by stockholders. In general, stockholder recommendations are evaluated on the same basis as any recommendation from members of the Board or management of the Company. Recommendations should be sent to our Secretary, c/o Inotek Pharmaceuticals Corporation, 91 Hartwell Avenue, Lexington, MA 02421. For additional information about our director nomination requirements, please see “Stockholder Proposals and Nominations” and our amended and restated bylaws.

Compensation Committee

The members of our compensation committee are Mr. Ittai Harel, Mr. Martin Vogelbaum and Dr. Gary M. Phillips. Mr. Vogelbaum serves as chairperson of the compensation committee. All members of our compensation committee are independent as independence is currently defined in Section 5605 of the NASDAQ listing standards and qualify as outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The compensation committee operates under a written charter that satisfies the applicable standards of NASDAQ and which is available on our website at www.inotekpharma.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

The responsibilities of our compensation committee include, among other things:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and determining the compensation of our Chief Executive Officer;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing and establishing our overall management compensation;

•	overseeing and administering our compensation and similar plans;

•	evaluating and assessing potential current compensation advisors in accordance with the independence standards identified in the applicable rules of NASDAQ;

•	retaining and approving the compensation of any compensation advisors;

•	reviewing our policies and procedures for the grant of equity-based awards;

•	reviewing and making recommendations to the Board with respect to director compensation;

•	preparing the compensation committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K; and

•	reviewing and discussing with the Board corporate succession plans for the Chief Executive Officer and other key officers.

As part of its process for approving or recommending to the Board the compensation for our senior executives other than our chief executive officer, the compensation committee reviews and considers the recommendations made by our chief executive officer. In fulfilling its responsibilities, the compensation committee may delegate any or all of its responsibilities to a subcommittee of the compensation committee, but only to the extent consistent with our amended and restated certificate of incorporation, amended and restated bylaws, Section 162(m) of the Code, NASDAQ rules, and other applicable law. In addition, pursuant to its charter, the compensation committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation. Beginning in July 2015, the compensation committee engaged directly Willis Towers Watson (“Towers Watson”) as its compensation consultant to assist with matters relating to senior executive and director compensation. The compensation committee requested that Towers Watson:

•	Review our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and

•	assist in refining our compensation strategy and in developing and implementing executive and Board compensation programs to execute that strategy.

As part of its engagement, Towers Watson was requested by the compensation committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Towers Watson ultimately developed recommendations that were presented to the compensation committee for its consideration.

Compensation Committee Interlocks and Insider Participation

Our compensation committee currently consists of Mr. Martin Vogelbaum, Dr. Gary M. Phillips and Mr. Ittai Harel. No member of our compensation committee has ever been an officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more of its officers serving on our Board or compensation committee.

Board Leadership

A.N. “Jerry” Karabelas, Ph.D. currently serves as chairperson of our Board. Our Board believes that this leadership structure is appropriate for us, given Dr. Karabelas’ extensive experience with and knowledge of the pharmaceutical industry and his ability to effectively identify strategic priorities for the Company. Furthermore, our Board believes that Dr. Karabelas’ qualifications to be our chairperson include his extensive experience in working with publicly held pharmaceuticals companies, advising developing life sciences, therapeutics and pharmaceuticals companies and his executive leadership, managerial and business experience. Dr. Karabelas chairs all Board meetings. J. Martin Carroll was elected to become chairperson of our Board effective upon Dr. Karabelas’ resignation as of the conclusion of the Annual Meeting and the Board believes his qualifications to be our chairperson include his significant experience in leadership positions at pharmaceutical companies.

Risk Oversight

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing the Company. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our audit committee is responsible for overseeing our significant financial and operational risk exposures and the steps our management has taken to monitor and control these exposures.

The audit committee also monitors compliance with legal and regulatory requirements, including managing violations of our code of business conduct and ethics. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines and considers and approves or disapproves any related-persons transactions. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.inotekpharma.com, under the corporate governance tab on our website. We intend to satisfy applicable disclosure requirements regarding an amendment to, or a waiver from, a provision of our code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, by posting such information on our website at the internet address set forth above. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Stockholder Communications with Our Board

Stockholders wishing to communicate directly with our Board may send correspondence to our Secretary, c/o Inotek Pharmaceuticals Corporation, 91 Hartwell Avenue, Lexington, MA 02421. Our Secretary will relay the information received to the Board. Stockholders may also visit our website at www.inotekpharma.com and select “Contact” to communicate online with us.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s stockholders are being asked by the audit committee of the Board to ratify the appointment of RSM US LLP to serve as the Company’s independent registered public accounting firm. RSM US LLP has served as our independent registered public accounting firm since 2014. The audit committee is solely responsible for selecting the Company’s independent registered public accounting firm, and stockholder approval is not required to appoint RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. However, the Board believes that submitting the appointment of RSM US LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain RSM US LLP. If the selection of RSM US LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders. Representatives of RSM US LLP are expected to be present at the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

Vote Required

The proposal to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

Our Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF RSM US LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Pre-Approval Policies and Procedures

Our audit committee pre-approves all audit and permissible non-audit services provided by RSM US LLP. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis. All of the services described below were approved by our audit committee.

In 2014, we retained RSM US LLP to provide audit services for the fiscal years ended December 31, 2014, 2013, and 2012, and for services in connection with our initial public offering which took place in February 2015 (the “IPO”). In the table below, audit fees reflects fees for audit services for the years ended December 31, 2015 and December 31, 2014. Audit-Related Fees reflects fees from our IPO-related and Follow-On offering services performed in 2015 and 2014.

	2015	2014
Audit Fees	$162,900	$221,500
Audit-Related Fees	148,000	409,000
Tax Fees	—	—
All Other Fees	—	—

Total	$310,900	$630,500

EXECUTIVE COMPENSATION

The discussion and tabular disclosure that follows describes our executive compensation program during the fiscal years ended December 31, 2015 and 2014, relating to the following individuals: David P. Southwell, Dr. Rudolf Baumgartner, Dr. William K. McVicar and Dale Ritter, our “named executive officers.”

Summary Compensation Table

The following table sets forth the portion of compensation paid to the named executive officers that is attributable to services performed during the fiscal year ended December 31, 2015 and 2014.

Name and principal position	Fiscal Year	Salary ($)	Bonus ($)		Option Awards ($)(5)	All other compensation ($)(6)	Total ($)
David P. Southwell	2015	440,152	257,000	(1)	602,912	138	1,300,202
President and Chief Executive Officer	2014	115,385	38,712	(4)	1,326,000	—	1,480,097
Rudolf Baumgartner, M.D.	2015	387,124	152,000	(1)	301,456	8,208	848,788
Executive Vice President and Chief Medical Officer	2014	337,816	109,454	(2)	663,000	7,800	1,118,070
William K. McVicar, Ph.D.	2015	372,523	148,000	(1)	301,456	8,208	830,187
Executive Vice President and Chief Scientific Officer	2014	304,562	85,912	(3)	663,000	7,800	1,061,274
Dale Ritter	2015	273,385	106,000	(1)	100,485	6,779	486,649
Vice President—Finance	2014	75,519	26,608	(4)	146,000		248,127

(1)	Represents bonus amounts earned in 2015 and paid in 2016.
(2)	Represents $25,000 bonus for the achievement of a clinical milestone and $84,454 related to 2014 performance which was earned in 2014 and paid to Dr. Baumgartner in 2015.
(3)	Represents $25,000 related to the achievement of a clinical milestone and $60,912 related to 2014 performance which was earned in 2014 and paid to Dr. McVicar in 2015.
(4)	Represents bonus amounts earned in 2014 and paid in 2015.
(5)	Reflects the grant date fair value of option awards, calculated in accordance with ASC Topic 718, disregarding the estimate on forfeitures. The assumptions we used for calculating grant date fair values are set forth in Note 8 in our annual report on Form 10-K filed with the SEC on March 23, 2016.
(6)	For 2015 consists of: for Mr. Southwell, cost of the benefits of company-provided group-term life insurance in excess of $50,000; for Dr. Baumgartner, $7,950 of matching contributions pursuant to the Company’s 401(k) Plan and $258 for the cost of the benefits of company-provided group-term life insurance in excess of $50,000; for Dr. McVicar, $7,950 of matching contributions pursuant to the Company’s 401(k) Plan and $258 for the cost of the benefits of company-provided group-term life insurance in excess of $50,000; for Mr. Ritter, $6,383 of matching contributions pursuant to the Company’s 401(k) Plan and $396 for the cost of the benefits of company-provided group-term life insurance in excess of $50,000. For 2014 consists of matching contributions pursuant to the Company’s 401(k) Plan.

Executive Agreements

We have entered into employment agreements with certain of our named executive officers. These employment agreements provide for “at will” employment and contain the additional terms summarized below:

David P. Southwell. On August 11, 2014, we entered into an employment agreement with Mr. Southwell, our President and Chief Executive Officer. In 2015, Mr. Southwell received a base salary of $450,000, which is subject to review and adjustment in accordance with our corporate policy. In 2015, Mr. Southwell was eligible for an annual performance bonus with a target amount of 50% of his base salary. In 2015, the Compensation Committee awarded Mr. Southwell a bonus of $257,000, representing 57% of his 2015 base salary.

Mr. Southwell is eligible to participate in our employee benefit plans in effect from time to time, subject to the terms of those plans. Subject to the execution and effectiveness of a separation agreement, including, among other things, a general release of claims, Mr. Southwell will be eligible to receive the following payments and benefits in the event that his employment is terminated by us without cause or he terminates his employment with us for good reason: base salary continuation for 12 months; if Mr. Southwell is participating in our group health plan immediately prior to the date of termination and elects COBRA health continuation, we will pay him a monthly cash payment equal to the monthly employer contribution we would have made to provide him health insurance if he had remained employed by us until twelve months following the date of termination; and the portion of the stock options and other time-based equity awards held by Mr. Southwell as of the date of termination that would have vested in the 12 months following termination of his employment had he remained employed by us through such date shall immediately accelerate and become fully vested as of the date of termination.

Rudolf Baumgartner, M.D. On May 2, 2007, we entered into an employment agreement with Dr. Baumgartner, our Executive Vice President and Chief Medical Officer, which we amended on December 23, 2008 and October 9, 2009. In 2015, Dr. Baumgartner received a base salary of $380,000, which is subject to review and adjustment in accordance with our corporate policy. In 2015, Dr. Baumgartner was eligible for an annual performance bonus with a target amount of 35% of his base salary. In 2015, the Compensation Committee awarded Dr. Baumgartner a bonus of $152,000, representing 40% of his 2015 base salary. Dr. Baumgartner is eligible to participate in our employee benefit plans in effect from time to time, subject to the terms of those plans. Subject to the execution and effectiveness of a separation agreement, including, among other things, a general release of claims, Dr. Baumgartner will be eligible to receive the following payments and benefits in the event that his employment is terminated by us without cause: base salary continuation for twelve months; and a monthly cash payment equal to the monthly employer contribution to provide him health and dental insurance coverage if he had remained employed by us until 12 months following the date of termination. The receipt of the severance payments and benefits set forth above shall be conditioned upon Dr. Baumgartner not violating the terms of a restrictive covenant agreement between Dr. Baumgartner and Inotek.

William K. McVicar, Ph.D. On August 23, 2007, we entered into an employment agreement with Dr. McVicar, our Executive Vice President and Chief Scientific Officer, which we amended on December 23, 2008 and October 9, 2009. In 2015, Dr. McVicar received a base salary of $370,000, which is subject to review and adjustment in accordance with our corporate policy. In 2015, Dr. McVicar was eligible for an annual performance bonus with a target amount of 35% of his base salary, payable at the discretion of our Board. In 2015, the Compensation Committee awarded Dr. McVicar a bonus of $148,000, representing 40% of his 2015 base salary. Dr. McVicar is eligible to participate in our employee benefit plans in effect from time to time, subject to the terms of those plans. Subject to the execution and effectiveness of a separation agreement, including, among other things, a general release of claims, Dr. McVicar will be eligible to receive base salary continuation for 12 months in the event that his employment is terminated by us without cause. The receipt of the severance payments and benefits set forth above shall be conditioned upon Dr. McVicar not violating the terms of a restrictive covenant agreement between Dr. McVicar and Inotek.

Dale Ritter. On August 28, 2014, we entered into an employment agreement with Mr. Ritter, our Vice President—Finance. In 2015, Mr. Ritter received an annual base salary of $265,000. Mr. Ritter is eligible for an annual performance bonus with a target amount of 30% of his annualized base salary. In 2015, the Compensation Committee awarded Mr. Ritter a bonus of $106,000, representing 40% of his 2015 base salary. Mr. Ritter is eligible to participate in our employee benefit plans in effect from time to time, subject to the terms of those plans. Subject to the execution and effectiveness of a separation agreement, including, among other things, a general release of claims, Mr. Ritter will be eligible to receive base salary continuation for six months in the event that his employment is terminated by us without cause. The receipt of the severance payments and benefits set forth above shall be conditioned upon Mr. Ritter not violating the terms of a restrictive covenant agreement between Mr. Ritter and Inotek.

Subject to the execution and effectiveness of a separation agreement, including, among other things, a general release of claims, and such named executive officer not violating the terms of a restrictive covenant agreement, each named executive officer will be eligible to receive the payments and benefits set forth below in the event that such executive officer’s employment is terminated by us without cause or the named executive officer terminates his or her employment with us for good reason, in either case within twelve months after a “change in control.” The payments and benefits described below and due to each named executive officer other than Mr. Southwell are in addition to, not in lieu of, the payments set forth above next to such named executive officer’s name. With respect to Mr. Southwell, the payments and benefits described below are in lieu of the payments set forth above next to Mr. Southwell’s name.

•	With respect to all named executive officers other than Mr. Southwell, all unvested stock options and other stock-based awards held by such named executive officer as of the date of the termination of such named executive officer’s employment shall immediately accelerate and become fully vested as of the date of termination of such named executive officer.

•	With respect to Mr. Southwell, a one-time lump payment equal to 18 months base salary within 45 days of termination.

Equity Incentive Awards

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning outstanding equity awards for each of our named executive officers as of December 31, 2015.

	Option Awards
Name	Number of securities underlying unexercised options exercisable		Number of securities underlying unexercised options unexercisable		Per share option exercise price ($)	Option expiration date
David P. Southwell	132,832	(1)	265,665	(1)	4.342	8/28/2024
			150,000	(2)	5.03	6/23/2025
Rudolf Baumgartner, M.D.	2,170	(3)			40.578	6/3/2017
	197	(3)			40.578	3/20/2018
	66,416	(1)	132,832	(1)	4.342	8/28/2024
			75,000	(2)	5.03	6/23/2025
William K. McVicar, Ph.D.	1,269	(3)			40.578	9/18/2017
	462	(3)			40.578	12/31/2018
	115	(3)			40.578	3/20/2018
	66,416	(1)	132,832	(1)	4.342	8/28/2024
			75,000	(2)	5.03	6/23/2025
Dale Ritter	14,661	(1)	29,321	(1)	4.342	8/28/2024
			25,000	(2)	5.03	6/23/2025

(1)	These stock options were granted pursuant to our 2014 Stock Option and Incentive Plan (the “2014 Plan”) on August 28, 2014, have a ten-year term and will vest 25% on the one-year anniversary of that grant date and the remaining 75% will vest equally over the following 36 monthly anniversaries. However, these stock options became valid and issued pursuant to the consummation of our IPO.
(2)	These stock options were granted pursuant to our 2014 Plan on June 24, 2015, have a ten-year term, and will vest 25% on the one-year anniversary of our IPO and the remaining 75% will vest equally over the following 36 monthly anniversaries.
(3)	These stock options were granted pursuant to our 2004 Stock Option and Incentive Plan (the “2004 Plan”) and are fully vested.

Inotek Pharmaceuticals Corporation 401(k) Profit-Sharing Plan (“401(k) Plan”)

We maintain the 401(k) Plan through which our employees who are not covered by a collective bargaining agreement and are not non-resident aliens may contribute a portion of their earnings on a tax-deferred basis, up to certain limitations specified by federal law. We may, in our sole discretion, make a matching contribution on behalf of a contributing employee. We have elected to match 100% of the first 3% of compensation contributed by an employee. All employee contributions are immediately vested. Matching contributions made by us vest based on years of service according to the following vesting schedule: less than one year, 0%; one year but less than two years, 25%; two years but less than three years, 50%; three years or more, 100%.

DIRECTOR COMPENSATION

Director Compensation Table

The following table presents the total compensation for each person who served as a member of our Board during 2015. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board in 2015. David P. Southwell, who is also our President and Chief Executive Officer, receives no compensation for his service as a director, and, consequently, is not included in this table.

Our Board adopted a formal director compensation policy for all of our non-employee directors that became effective upon the closing of our IPO.

2015 Director Compensation Table

Director name	Fees earned or paid in cash ($)	Option awards ($)(5)		All other compensation ($)		Total ($)
Ittai Harel	42,533	46,019	(1)	—		88,552
Paul G. Howes	30,431	46,019	(1)	—		76,450
Devang V. Kantesaria, M.D	17,648	—		—		17,648
A.N. Jerry” Karabelas, Ph.D	56,514	46,019	(1)	—		102,533
Isai Peimer	50,428	46,019	(1)	—		96,447
Gary M. Phillips, M.D.	8,682	158,992	(2)	—		167,674
Richard N. Spivey, PharmD, PhD	18,490	100,852	(3)	7,500	(4)	126,842
Martin Vogelbaum	45,646	46,019	(1)	—		91,665

(1)	Represents the grant date fair value of an option to purchase 12,000 shares of our common stock granted to each then-current non-employee director on June 24, 2015 with an exercise price of $5.03 per share.
(2)	Represents the grant date fair value of an initial grant of an option to purchase 24,000 shares of our common stock with an exercise price of $9.50 per share to Dr. Phillips upon his becoming a director on October 13, 2015.
(3)	Represents the grant date fair value of an initial grant of an option to purchase 24,000 shares of our common stock with an exercise price of $5.32 per share to Dr. Spivey upon his becoming a director on July 16, 2015.
(4)	Represents a consulting fee paid to Dr. Spivey prior to his becoming a director.
(5)	Reflects the grant date fair value of option awards, calculated in accordance with ASC Topic 718, disregarding the estimate on forfeitures. The assumptions we used for calculating grant date fair values are set forth in Note 8 in our annual report on Form 10-K filed with the SEC on March 23, 2016.

As of December 31, 2015, total options shares held by current Board members are as follows: 28,017 shares for Mr. Howes; 24,000 shares for Dr. Phillips and Dr. Spivey; and 21,857 shares for Mr. Harel, Dr. Karabelas and Mr. Vogelbaum.

Non-Employee Director Compensation

The Company adopted a non-employee director compensation policy that became effective upon the Company’s IPO in February 2015. The purpose of this policy is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high-caliber directors who are not employees or officers of the Company. For service on the Board, annual cash retainers will be paid as follows: for Board members, $35,000, for the non-executive chairperson, $65,000. In addition to cash retainers for service on the Board, additional cash retainers will be paid for service on committees of the Board. For service on the audit committee, annual cash retainers will be paid as follows: for committee members, $7,500, for the chairperson, $15,000. For service on the compensation committee, annual cash retainers will be paid as follows: for committee members, $5,000, for the chairperson, $10,000. For service on the nominating and corporate governance committee, annual cash retainers will be paid as follows: for committee members, $3,000, for the chairperson, $7,500.

In addition, each new non-employee director upon his/her election to the Board will receive a one-time option grant to purchase shares of the Company’s common stock, par value $0.01 per share in such amount and on such terms as authorized by the Board, or by a committee appointed by the Board. On the date of each annual meeting of stockholders, an annual option will be granted to each non-employee director serving on the Board immediately following the Company’s annual meeting of stockholders to purchase shares of common stock in such amount and on such terms as authorized by the Board, or by a committee appointed by the Board.

All of the foregoing option grants will have an exercise price equal to the fair market value of a share of common stock on the date of grant.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Related Person Transactions

All related person transactions are reviewed and approved by our audit committee. This review covers any material transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, and a related person had or will have a direct or indirect material interest, including, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. A “related person” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons.

Certain Related-Person Transactions

Other than compensation arrangements with directors and executive officers, which are described where required under “Executive Compensation—Executive Agreements” and “Director Compensation,” we have no other related-party transactions that are subject to disclosure in accordance with our policies and procedures for related party transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of April 15, 2016 for:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our capital stock;

•	our named executive officers;

•	each of our other directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. A person is deemed to be a beneficial holder of our common stock if that person has or shares voting power, which includes the power to vote or direct the voting of our common stock, or investment power, which includes the power to dispose of or to direct the disposition of such capital stock. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 26,423,394 shares of common stock outstanding as of April 15, 2016 and excludes (i) 2,400,177 shares of common stock issuable upon the exercise of stock options outstanding as of April 15, 2016, at a weighted-average exercise price of $6.03 per share; and (ii) 56,408 shares of common stock issuable upon the exercise of warrants outstanding as of April 15, 2016, which have an exercise price of $6.204 per share. Shares of common stock that may be acquired by an individual or group within 60 days of April 15, 2016, pursuant to the exercise of options, warrants or other rights, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

Unless otherwise noted below, the address of each person listed on the table is c/o Inotek Pharmaceuticals Corporation, 91 Hartwell Avenue, Second Floor, Lexington, MA 02421.

Name and address of beneficial owner	Number of Shares Beneficially Owned	Percent of Class
5% Stockholders
Devon Park Associates Entities(1)	3,253,566	12.3%
Rho Ventures Entities(2)	2,627,790	9.9%
Care Capital Entities(3)	2,277,139	8.6%
MedImmune Ventures, Inc.(4)	1,917,906	7.3%
Point72 Asset Management, L.P.(5)	1,840,980	7.0%
RS Investment Management Co. LLC(6)	1,585,006	6.0%
Prudential Financial, Inc.(7)	1,919,852	7.3%
BlackRock, Inc.(8)	1,714,204	6.5%
Named executive officers and directors
David P. Southwell(9)	221,217	*
Rudolf Baumgartner, M.D.(10)	238,618	*
William K. McVicar, Ph.D.(11)	218,775	*
Dale Ritter(12)	27,055	*
Ittai Harel(13)	18,857	*
Paul G Howes(14)	126,506	*
A.N. “Jerry” Karabelas, Ph.D.(15)	2,295,996	8.7%
Richard N. Spivey, Pharm.D., Ph.D	—	*
Martin Vogelbaum(16)	18,857	*
Gary M. Phillips, M.D.	—	*
Carsten Boess	—	*
J. Martin Carroll	—	*

All directors and executive officers as a group (12 persons)(17)	3,165,881	11.7%

*	Represents beneficial ownership of less than one percent.
(1)	Based on Schedule 13D filed with the SEC on March 5, 2015, consists of (a) 3,243,709 shares beneficially owned by Devon Park Bioventures, L.P. and (b) 9,857 shares of common stock issued upon the exercise of stock options beneficially owned by Devon Park Associates, L.P. The general partner of Devon Park Bioventures, L.P. is Devon Park Associates, L.P. and Devon Park Associates, LLC is the general partner of Devon Park Associates, L.P. Messrs. Devang V. Kantesaria, Christopher Moller and Marc Ostro are the managing members of Devon Park Associates, LLC. Each such managing director may be deemed to have shared voting and investment power over the shares held by Devon Park Associates Entities as described above. The address for Devon Park Associates Entities is 1400 Liberty Ridge Drive, Suite 103, Wayne, Pennsylvania, 19087.
(2)	Based on Schedule 13G filed with the SEC on February 12, 2016, consists of (a) 892,415 shares beneficially owned by Rho Ventures IV (QP), L.P. (“Rho QP”), (b) 930,029 shares beneficially owned by Rho Ventures IV GmbH & Co. BETEILIGUNGS KG (“Rho GmbH”), (c) 636,496 shares beneficially owned by Rho Ventures IV Holdings LLC (“Rho Holdings”), and (d) 168,850 shares beneficially owned by Rho Ventures IV, L.P. (“Rho IV”). (“Rho IV-A”). The voting and dispositive decisions with respect to the shares held by Rho IV, Rho Holdings, Rho IV-A, and Rho QP are made by the following managing members of their general partner or managing member, Rho Management Ventures IV, L.L.C.: Mark Leschly, Habib Kairouz and Joshua Ruch. The voting and dispositive decisions with respect to the shares held by Rho GmbH are made by the following managing directors of its general partner, Rho Capital Partners Verwaltungs GmbH: Mark Leschly, Habib Kairouz and Joshua Ruch. The address for the Rho Venture Entities is 152 West 57th Street, 23rd Floor, New York, New York 10019.
(3)

Based on Schedule 13G filed with the SEC on March 5, 2015, consists of (a) 713,077 shares beneficially owned by Care Capital Investments II, LP. (“Investments II”), (b) 1,490,240 shares beneficially owned by

Care Capital Investments III, L.P (“Investments III”), (c) 48,938 shares beneficially owned by Care Capital Offshore Investments II, L.P. (“Offshore II”) and (d) 24,884 shares beneficially owned by Care Capital Offshore Investments III, LP. (“Offshore III”). The voting and disposition of the shares held by Investments II and Offshore II is determined by the following managing members of their general partner, Care Capital II, LLC: A.N. “Jerry” Karabelas, Ph.D., a member of our Board, Jan Leschly and David R. Ramsay. The voting and disposition of the shares held by Investments III and Offshore III is determined by the following managing members of their general partner, Care Capital III, LLC: A.N. “Jerry” Karabelas, Ph.D., a member of our Board, Jan Leschly, Richard Markham and David R. Ramsay. The address of the Care Capital Entities is 47 Hull Street, Suite 310, Princeton, New Jersey 08540.
(4)	Based on Schedule 13G filed with the SEC on February 16, 2016, consists of 1,917,906 shares beneficially owned by MedImmune Ventures, Inc. The voting and investment power of the shares held by MedImmune Ventures, Inc. is determined by Ron Laufer, Senior Managing Director of MedImmune Ventures, Inc. The address of MedImmune Ventures, Inc. is 1 MedImmune Way, Gaithersburg, Maryland 20878.
(5)	Based on Schedule 13G/A filed with the SEC on February 16, 2016, consists of (a) 1,148,100 shares over which may be deemed to be beneficially owned by Point72 Asset Management Point72 Capital Advisors Inc. and Mr. Steven Cohen, (ii) 700 shares which may be deemed to be beneficially owned by Cubist Systematic Strategies and Mr. Cohen, (iii) 692,180, which may be deemed to be beneficially owned by EverPoint Asset Management and Mr. Cohen. Each of the reporting persons disclaims beneficial ownership of such shares, except to the extent of their proportionate pecuniary interest therein, if any. The principal business address of Point72 Asset Management, Point72 Capital Advisors and Mr. Cohen is 72 Cummings Point Road, Stamford, CT 06902. The principal business address for Cubist Systematic Strategies and EverPoint Asset Management is 510 Madison Avenue, New York, NY 100122.
(6)	Based on Schedule 13G filed with the SEC on February 9, 2016, consists of 1,585,006 shares over which RS Investment has sole dispositive power, of which RS Investment Management Co. LLC has sole voting power over 1,530,496 shares. The principal business address of RS Investment Management Co. LLC is One Bush Street, Suite 900, San Francisco, CA 94104.
(7)	Based on Schedule 13G filed with the SEC on February 3, 2016, consists of shares held directly by Jennison Associates LLC, a wholly-owned subsidiary of Prudential Financial, Inc., and over which Prudential Financial, Inc. has sole voting and dispositive power The principal business address of the beneficial owner is 751 Broad Street, Newark, NJ 07102-3777.
(8)	Based on Schedule 13G filed with the SEC on January 28, 2016, consists of shares held by subsidiaries of BlackRock, Inc., and over which BlackRock, Inc. has sole voting and dispositive power. The principal business address of the beneficial owner is 55 East 52nd Street, New York, NY 10055.
(9)	Includes 221,217 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2016.
(10)	Includes 112,976 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2016.
(11)	Consists of 112,455 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2016.
(12)	Includes 27,055 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2016.
(13)	Consists of 18,857 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2016.
(14)	Includes 25,017 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2016.
(15)	In addition to the shares described in note (3) above, includes 18,857 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2016.
(16)	Consists of 18,857 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2016.
(17)	Includes 555,291 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2016.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to report to the SEC their initial ownership of our common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and we are required to disclose in this proxy statement any late filings or failures to file. Based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2015, all Section 16(a) filing requirements for our most recent fiscal year were satisfied.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2015. Our equity plans consist of our 2014 Plan, our 2004 Plan and our 2014 Employee Stock Purchase Plan (the “ESPP”).

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(l)(2):	1,631,677	$5.19	691,732
Equity compensation plans not approved by security holders	—	—	—

Total	1,631,677	$5.19	691,732

(1)	No additional awards will be made under the 2004 Plan.
(2)	On each January 1, the number of shares of our common stock approved, reserved and available for issuance under (i) the ESPP shall be increased by the lesser of (A) 600,000 shares of common stock or (B) such number of shares as is necessary to set the number of unissued shares of common stock under the ESPP at one percent of our outstanding common stock as of January 1st of the applicable year and (ii) the 2014 Plan shall be cumulatively increased by 4 percent of the number of shares of common stock issued and outstanding on the immediately preceding December 31.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholder proposals should be addressed to our Secretary, c/o Inotek Pharmaceuticals Corporation, 91 Hartwell Avenue, Lexington, MA 02421.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting. Provided, however, that in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, a stockholder’s notice must be received by our corporate secretary not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. For stockholder proposals to be brought before the 2017 annual meeting of stockholders, the required notice must be received by our corporate secretary at the address set forth above no earlier than February 23, 2017 and no later than March 25, 2017.

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders must also satisfy the SEC regulations under Rule 14a-8 of the Exchange Act, and be received not later than January 6, 2017. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any stockholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Exchange Act.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither the Board nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the Annual Meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

AVAILABILITY OF CERTAIN DOCUMENTS

Accompanying this proxy statement and posted on the investor relations portion of our website at www.inotekpharma.com with this proxy statement, is our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. We will also mail without charge, upon written request, a copy of that Annual Report excluding exhibits. Requests can be made by email by emailing info@inotekpharma.com, or by a written request addressed to our Secretary, c/o Inotek Pharmaceuticals Corporation, 91 Hartwell Avenue, Lexington, MA 02421. Please include your control number with your request.

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker unless we have received contrary instructions from one or more of the stockholders. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders if you make a written or oral request to our corporate secretary at the address above, or by calling (781) 676-2100.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

INOTEK PHARMACEUTICALS CORPORATION 91 HARTWELL AVENUE SECOND FLOOR LEXINGTON, MASSACHUSETTS 02421	VOTE BY INTERNET - www.proxyvote.com
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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
	☐	☐	☐
1. Election of Class II Directors

Nominees

1. Carsten Boess 2. J. Martin Carroll		3. Gary M. Phillips, M.D.

The Board of Directors recommends you vote FOR proposal 2.						For	Against	Abstain
2. Ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.						☐	☐	☐
NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

INOTEK PHARMACEUTICALS CORPORATION
Annual Meeting of Stockholders
June 23, 2016
This proxy is solicited by the Board

The undersigned appoints David P. Southwell and Dale Ritter, or either of them, as Proxy holders, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Inotek Pharmaceuticals Corporation (the “Company”), to be held on June 23, 2016, at 8:30 a.m., Eastern Time, at The Westin Waltham Boston, 70 Third Avenue, Waltham, MA 02451, and at any adjournments or postponements of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the shares of common stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such Annual Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this Proxy will be voted in accordance with the Board’s recommendations, which are set forth on the reverse side hereof.

The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holders on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side